Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

31 March 2023

057850.0001

CH AUTO Inc.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

CH AUTO Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-4, including the related prospectus (the Prospectus) and all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), in respect of the Business Combination (as defined in the Prospectus), including the registration of up to 95,674,376 class A ordinary shares of par value of US$0.00001 per share of the Company, including 30,421,217 class B ordinary shares of par value of US$0.00001 per share convertible into class A ordinary shares (the Shares) for the purposes of the Transactions (as defined in the Prospectus).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated as an exempted company with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | I Clark | JP Engwirda | Y Fan | P Kay

MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorized share capital of the Company is US$50,000 divided into 5,000,000,000 shares comprising of (i) 4,000,000,000 class A ordinary shares of par value of US$0.00001 each and (ii) 1,000,000,000 class B ordinary shares of par value of US$0.00001 each.

3	Valid Issuance of Shares. The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly allotted, issued, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

4	Cayman Islands Law. The statements under the caption “Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liability under Cayman Islands Law”, “Taxation” and “Legal Matters” and elsewhere in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 25 January 2022;

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 28 April 2022 (the M&A);

3	The register of directors and register of members of the Company provided to us on 27 February 2023;

Copies of 1-3 above have been provided to us by the Company (the Corporate Documents, and together with items 4 - 6 below, the Documents).

4	A copy of executed written resolutions of the sole director of the Company dated 31 March 2023 (the Resolutions);

5	a certificate of good standing in respect of the Company issued by the Registrar of Companies of the Cayman Islands dated 1 March 2023; and

6	The Registration Statement.

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

4	Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of the sole director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5	Liabilities. The Company is and after filing of the Registration Statement with the Commission, will be able to pay its liabilities as they become due.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

2	In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3	We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

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